UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (AMENDMENT NO. )

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TELULAR CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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TELULAR CORPORATION
647 NORTH LAKEVIEW PARKWAY
VERNON HILLS, IL 60061

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JANUARY 30, 2007

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Telular Corporation, a Delaware corporation (the Company), will be held on Tuesday, January 30, 2007, at 9:00 a.m. local time, at the Northbrook Hilton, located at 2855 North Milwaukee Avenue, Northbrook, Illinois 60062 for the purpose of considering and acting upon the following matters:

1.	Election of seven directors to the Company’s Board of Directors to serve until the next Annual Meeting of Shareholders or until their successors have been duly elected and qualified.

2.	Such other business as may properly come before the Annual Meeting of Shareholders or any adjournment thereof.

The matters set forth above are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Shareholders.

The Board of Directors has fixed the close of business on December 1, 2006, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting of Shareholders or any adjournment thereof. A list of such shareholders will be available for inspection at the Company’s headquarters located at 647 North Lakeview Parkway, Vernon Hills, IL 60061 during ordinary business hours for the ten-day period prior to the Annual Meeting of Shareholders.

By Order of the Board of Directors

/S/ John E. Berndt
Chairman of the Board

Vernon Hills, Illinois
December 11, 2006

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO VOTING BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

TELULAR CORPORATION
PROXY STATEMENT FOR 2007
ANNUAL MEETING OF SHAREHOLDERS

The enclosed proxy is solicited by the Board of Directors of Telular Corporation, a Delaware corporation (the Company), for use at the Company’s Annual Meeting of Shareholders to be held on Tuesday, January 30, 2007, at 9:00 a.m. local time (the Annual Meeting), or at any adjournment thereof, for the purposes set forth in this Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders (the Notice). The enclosed proxy, Proxy Statement and Notice will be mailed to shareholders on or about December 20, 2006. The Annual Meeting will be held at the Northbrook Hilton, located at 2855 North Milwaukee Avenue, Northbrook, Illinois 60062. The Company's principal executive offices are located at 647 North Lakeview Parkway, Vernon Hills, Illinois 60061. The Company's telephone number at that address is (847) 247-9400.

Voting Rights and Solicitation of Proxies

The Company’s Common Stock is the only class of security entitled to vote at the Annual Meeting. As of the close of business on December 1, 2006, 18,067,745 shares of the Company’s Common Stock were issued and outstanding. Each shareholder is entitled to one vote for each share of Common Stock held of record by such shareholder as of the close of business on December 1, 2006. Consequently, only shareholders of record at the close of business on December 1, 2006, are entitled to notice of, and to vote at, the Annual Meeting. All shares represented by valid proxies that are received prior to the Annual Meeting and are not subsequently revoked will be voted, and voted in accordance with the directions specified in the proxy. See Votes Required for a description of the treatment of proxies in which no directions are specified. Shares of Common Stock may not be voted cumulatively. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Revocability of Proxies

Any shareholder who has executed and returned a proxy may revoke it at any time before the proxy is voted. The proxy may be revoked by filing with the Secretary of the Company at the Company's principal executive office a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Quorum

The Company’s bylaws provide that the holders of fifty percent (50%) of the Company’s Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

Votes Required

Election of Directors. Directors are elected by a plurality of the affirmative votes cast by those shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. The nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted toward a nominee's total. In the event no directions are specified, valid proxies that are not revoked will be voted FOR the nominees identified in this Proxy Statement. Should any nominee identified in this Proxy Statement decline or prove unable to serve as a director at the time of the Annual Meeting, valid proxies voted FOR the nominee and that are not revoked will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. Each of the nominees identified in this Proxy Statement has consented to being named in this Proxy Statement and to serve if elected. To the knowledge of the Company’s Board of Directors, as of the date of this Proxy Statement, no nominee intends to decline service as a director or will prove unable to serve as a director.

The Board of Directors recommends that shareholders vote FOR the election of each director.

All other matters. All other matters require for approval the affirmative vote of a majority of those shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. Abstentions will be counted as votes against approval. Broker non-votes will be counted as neither votes for nor votes against approval.

Solicitation

The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional soliciting material furnished to shareholders. Soliciting material will be furnished to brokerage houses, fiduciaries, and custodians for forwarding to beneficial owners. The Company may reimburse such persons for their costs in forwarding the soliciting material. Directors, officers, employees or agents of the Company may supplement the original solicitation of proxies by mail through solicitation by telephone or other means. No additional compensation will be paid to these individuals for any such services. The Company may also employ a proxy solicitation service, in which case the Company may pay a fee to the proxy solicitation service.

ELECTION OF DIRECTORS

The Company’s Board of Directors will consist of seven directors to be elected at the Annual Meeting to hold office until the next Annual Meeting of Shareholders or until their successors have been duly elected and qualified. All nominees are currently members of the Company's Board of Directors.

The nominees, and certain information about them as of December 1, 2006, are set forth below.

John E. Berndt, Chairman of the Board, age 66, has served as a director of the Company since December 1996. Mr. Berndt served as interim President and CEO of the Company during the period February 22, 2005 to July 31, 2005. Mr. Berndt retired from Sprint Corporation on September 30, 2000. From 1998 to September 2000, Mr. Berndt was President of Sprint International, an operating unit of Sprint Corporation. From 1997 to 1998, Mr. Berndt was President of Fluor Daniel Telecom, an operating company of the Fluor Daniel Corporation. Mr. Berndt was President of AT&T New Business Development/Multimedia Ventures from 1993 until the spin-off of Lucent Technologies from AT&T occurred in 1996. Mr. Berndt was employed by AT&T beginning in 1963 and was President of its Business Services Business Unit from 1991 until 1993 and President of the International Communications Services Business Unit from 1987 until 1991. Mr. Berndt is a member of the Council on Foreign Relations, the Dallas Committee on Foreign Relations and served on the U.S. Trade Representative’s Services Policy Advisory Commission from 1987 until 1993. Mr. Berndt is the Chairman of the Board and a director of MetaSolv, Inc. and immediate past Chairman of the Board and a trustee of Thunderbird, the Gavin School of International Management. Mr. Berndt is a director of Calence, Inc. and a former member of the Board of Directors for the University of Wisconsin Foundation.

Larry J. Ford, Lead Independent Director, age 65, has served as a director of the Company since March 1994. Mr. Ford retired from ADC Telecommunications Inc. in July 2002. From October 1999 to July 2002, Mr. Ford was Senior Vice President and President of ADC’s Integrated Solutions Group. Mr. Ford was previously President and Chief Executive Officer of Information Advantage from April 1995 to August 1999. Prior to that time, Mr. Ford was employed by Systems Software Associates, Inc. as a Vice-Chairman from November 1994 to March 1995, and as the Chairman, Chief Executive Officer and President from August 1991 to October 1994. Prior to his service with Systems Software Associates, Inc., Mr. Ford worked for IBM for 28 years, his most recent position being Vice President of Information and Telecommunications Systems.

Michael J. Boyle, age 61, has served as a director and President, CEO of the Company since August 1, 2005. From May 2003 to July 2005, Mr. Boyle was a consultant. From December 2001 to May 2003, Mr. Boyle was President and CEO of a start up software company in the pre-paid wireless industry. From October 1999 to December 2001, Mr. Boyle was President and CEO of Elcotel, Inc. From January 1998 to September 1999, Mr. Boyle was President and CEO of Phoenix Wireless Group, Inc. Prior to that, Mr. Boyle was General Manager of divisions of IBM/ROLM and Bell & Howell Group.

Daniel D. Giacopelli, age 48, has served as a director and Executive Vice President and Chief Technology Officer of the Company since October 28, 1997. Mr. Giacopelli founded and was President and Chief Executive Officer of Wireless Domain, Incorporated from September 1995 to October 1997. Prior to that time, Mr. Giacopelli was Director of Engineering of the Wireless Group of Telephonics Corporation from 1987 to 1995. Prior to 1987, Mr. Giacopelli was President and CEO of Valinor Electronics, Inc.

Brian J. Clucas, age 48, has served as director since October 28, 2003. Mr. Clucas is Vice President, Audit Services for Illinois Tool Works Inc., a position he has held since 2002. From 1994 to 2002, Mr. Clucas was an Audit & Business Advisory Partner for Arthur Andersen LLP. Prior to that, Mr. Clucas held a variety of positions with Arthur Andersen LLP for the preceding 14 years.

Lawrence S. Barker, age 54, has served as a director of the Company since November 1, 2004. Mr. Barker is President and CEO of Argent Networks Limited since July, 2006. Prior to that, Mr. Barker was President and CEO of Visual Networks, Inc., a position he has held from 2003 to 2006. From 1997 to 2003, Mr. Barker was President, Software Systems Division for ADC Telecommunications. From 1996 to 1997, Mr. Barker was President for Stanford Associates Inc. From 1994 to 1996, Mr. Barker was President and CEO, Intelicom Division of Computer Sciences Corporation. Prior to that, Mr. Barker held a variety of positions with Computer Sciences Corporation for the preceding 7 years. From 1974 to 1987, Mr. Barker held a variety of management positions in the telecommunications industry. Mr. Barker is a director for Interlink Electronics Corporation.

Kevin J. Wiley, age 46, has served as a director of the Company since November 1, 2004. Mr. Wiley is Chief Operating Officer of Woosh Wireless Ltd. (New Zealand) since August, 2006. Prior to that, Mr. Wiley was the Vice President of Regional Mobile business for Cable and Wireless plc from January 2005 to November 2005. Cable and Wireless plc is a customer of the Company accounting for less than 1% of the Company’s consolidated revenues for fiscal years 2006 and 2005. Prior to that Mr. Wiley was a consultant in the telecommunications industry since July 2003. From November 2001 to July 2003, Mr. Wiley was Vice President of Sales at Next Level Communications. Mr. Wiley was Director Latin American Cellular Operations for Motorola's Network Management Group from 1997 to 2001. From 1995 to 1997, Mr. Wiley was Vice President, Diversified Operations for Aliant Communications, Inc. Prior to that, Mr. Wiley was President and CEO of Nebraska Cellular Telephone Corporation from 1992 to 1995, and Vice President/COO and General Manager from 1989 to 1992. Prior to that, Mr. Wiley held a variety of management positions in the telecommunications industry.

There are no family relationships among any officers and directors of the Company.

Board Committees and Meetings

The Board of Directors has a standing Audit Committee, Compensation Committee and Nominating Committee (Nominating Committee was formed on November 22, 2006).

     The Compensation Committee

The Compensation Committee is responsible for developing and setting the compensation policy for executive officers of the Company, which includes approving employment agreements, reviewing and approving compensation plans, establishing performance targets for, and assessing the performance of the Company’s executive officers, and making grants of salary, annual incentive compensation and long-term incentive compensation. With respect to employees other than executive officers, the Compensation Committee reviews and acts upon management recommendations concerning employee stock options, bonuses and other compensation. The Compensation Committee also develops and makes compensation policy for the non-employee directors. The Compensation Committee currently consists of Mr. Ford, Committee Chairman, and Mr. Wiley, each of whom is an independent director as defined by NASDAQ listing standards. The Compensation Committee met four times during the fiscal year ended September 30, 2006.

     The Audit Committee

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities concerning, among other things, the Company's financial reporting process and systems of internal controls, and facilitates open communication among the Audit Committee, the Board of Directors, the outside auditors and the Company’s management. The Board of Directors certifies that it has adopted a written charter for the Audit Committee, a copy of which is attached to this Proxy Statement as Appendix A, and that the Audit

Committee has reviewed and reassessed the adequacy of the charter on an annual basis. The charter outlines the various duties and responsibilities of the Audit Committee. The Audit Committee currently consists of Mr. Clucas, Committee Chairman, Mr. Barker and Mr. Ford, each of whom qualifies as an independent director, as that term is used in Item 7(d)(3)(iv) of Schedule A under the Exchange Act, under Exchange Act Rule 10A-3(b)(1) and Rule 4200(a) of the NASDAQ listing standards. The Audit Committee met five times during the fiscal year ended September 30, 2006. The Board of Directors has determined that the Company has at least one audit committee financial expert (Mr. Clucas), as defined by Item 401(h) of Regulation S-K, serving on its audit committee. The Company certifies that it has, and will continue to have, at least one Audit Committee member who has past employment experience in finance or accounting, requisite professional certification in accounting, or comparable experience or background that evidences financial sophistication.

     Nominating Committee

On November 22, 2006 the Board of Directors formed a Nominating Committee. The members of the Nominating Committee are Mr. Clucas, Mr. Ford and Mr. Barker, with Mr. Barker serving as Committee Chairman. Each of the members of the Nominating Committee is as an independent director as that term is used in Item 7(d)(3)(iv) of Schedule A under the Exchange Act, under Exchange Act Rule 10A-3(b)(1) and Rule 4200(a) of the NASDAQ listing standards. The Nominating Committee will assist the board of directors in identifying individuals qualified to become board members and recommend to the board the nominees for election as directors at the next annual meeting of stockholders. The Nominating Committee Charter is attached as Appendix B to this proxy statement.

The Nominating Committee will identify nominees for director positions from various sources. In assessing potential director nominees, the committee will consider individuals who have demonstrated exceptional ability and judgment and who will be most effective, in conjunction with the other nominees and board members, in collectively serving the long-term interests of the stockholders. The Nominating Committee also will consider any potential conflicts of interest. All director nominees must possess a reputation for the highest personal and professional ethics, integrity and values. In addition, nominees must also be willing to devote sufficient time and effort in carrying out their duties and responsibilities effectively, and should be committed to serve on the board for an extended period of time. The minimum qualifications for candidates for the Board of Directors are: experience at a publicly traded company; personal integrity; familiarity with the telecommunications industry; loyalty to Telular and concern for its success and welfare; experience at a policy setting level; high-level leadership experience in business; breadth of knowledge about issues affecting Telular; an ability to work effectively with others; sufficient time to devote to Telular; and freedom from conflicts of interest.

     Nomination Procedures Prior to the Adoption of the Nominations Committee

Since the Board of Directors did not have a standing Nominating Committee during fiscal year 2006 it relied on the judgment of Mr. Barker, Mr. Clucas, Mr. Ford and Mr. Wiley, each of whom is an independent director as defined by NASDAQ listing standards, when recommending candidates for election. Further, each independent director had been charged with the responsibility to locate director candidates, as necessary. Candidates for director have been reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of the Company’s shareholders. The independent directors collectively agreed on which director candidates to recommend for director. The Company certifies that it had adopted board resolutions addressing the director nomination process as required under federal securities laws. All of the nominees to the Board were nominated by the current members of the Board of Directors.

     Shareholder Nominations to the Board of Directors

The independent directors will consider persons recommended by shareholders in selecting nominees for election to the Board of Directors. Shareholders who wish to suggest qualified candidates should write to: Telular Corporation, 647 N. Lakeview Parkway, Vernon Hills, IL 60061, Attention: Lead Independent Director, Larry J. Ford. All recommendations should state in detail the qualification of such persons for consideration by the independent directors and should be accompanied by an indication of the person’s willingness to serve.

     Board Meetings and Attendance

During the fiscal year ended September 30, 2006, the Board of Directors held 12 meetings. Each incumbent member of the Board of Directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period during which he was a director, and (ii) the total number of meetings held by all committees of the Board of Directors on which he served during the period that he was a committee member. Each incumbent member of the Board of Directors attended last year’s Annual Meeting of Shareholders. Company policy requires all of the current directors to make a best effort to attend the next Annual Meeting of Shareholders on January 30, 2007.

Shareholder Communications to the Board
The Company has a process in place to immediately forward all communications addressed to its Board of Directors and received by the Company to its Lead Independent Director (currently Mr. Ford), who then distributes such communications to the other directors.

Compensation of Directors
Directors of the Company who are employees of the Company received no compensation for serving on the Board of Directors. Mr. Boyle and Mr. Giacopelli are directors and employees of the Company.

Each director that the Board of Directors has determined to be independent, in accordance with Rule 4200(a) of the NASDAQ listing standards (each, an Independent Director) is compensated in the form of a cash retainer payment and a stock option for attending meetings of the Board of Directors and committee meetings of the Board of Directors. The Board of Directors has determined that during fiscal year 2006, Mr. Barker, Mr. Clucas, Mr. Ford and Mr. Wiley were Independent Directors.

Mr. Berndt, who was an independent director and served as Lead Independent Director and a member of the Audit and Compensation Committees prior to serving as interim President and CEO from February 2005 to July 2005, received the same compensation as the Independent Directors during fiscal year 2006. Under NASDAQ regulations, Mr. Berndt can not qualify as a Telular Independent Director again until three years after his last day, July 31, 2005, as interim President and Chief Executive Officer.

During the fiscal year ended September 30, 2006, Directors Berndt, Barker, Clucas, Ford and Wiley received a retainer payment of $10,000 and an option to purchase 10,300 shares of the Company’s Common Stock. These stock options were issued on October 24, 2005, have a strike price of $3.52 (the closing market price of the Company’s Common Stock on that date), and became fully vested as of October 24, 2006.

All directors are reimbursed for all reasonable expenses of attendance at each meeting.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of December 1, 2006 with respect to ownership of the Company's Common Stock as of December 1, 2006, (i) by each person who is known by the Company to own beneficially more than 5% of the shares of the Company’s Common Stock outstanding as of December 1, 2006, (ii) by each director of the Company, (iii) by each individual serving as the Company’s chief executive officer, or in a similar capacity, during the fiscal year ended September 30, 2006 (the CEO), (iv) by each of the Company’s four most highly compensated executive officers who served as executive officers of the Company during the fiscal year ended September 30, 2006 (together with the CEO, the Named Executive Officers), and (v) by all directors of the Company and Named Executive Officers as a group. Unless indicated otherwise, the table includes all of the shares of Common Stock that the persons identified may acquire within 60 days of December 1, 2006. Common Stock is the Company’s only outstanding class of equity security.

Name of	Number of
Beneficial Owner	Shares		Percent
Bonanza Master Fund Ltd.	2,650,000	(1)	13.7%
300 Crescent Ct., Ste. 1740
Dallas, TX 75201
CSI Wireless LLC	1,931,745	(2)	10.7%
4110 9th Street SE
Calgary, AB, Canada T2G 3C4
Walker Smith Capital Management, L.P.	1,324,996	(3)	7.3%
300 Crescent Ct., Ste. 1111
Dallas, TX 75201
MicroCapital	978,180		5.4%
623 Fifth Avenue
New York, NY 10022
John E. Berndt (4)	118,898		*
Michael J. Boyle (4)(5)	108,333		*
Larry J. Ford (4)	63,607		*
Daniel D. Giacopelli (4)(5)	285,051		1.5%
Brian J. Clucas (4)	28,300		*
Lawrence S. Barker (4)	18,700		*
Kevin J. Wiley (4)	17,700		*
Jeffrey L. Herrmann (5)	113,478		*
George S. Brody (5)	35,833		*
Robert L. Deering (5)(6)	5,333		*
All Directors and Named Executive Officers
as a group (10 Persons)	795,233		4.3%
____________________
* Less than one percent.

(1)	This amount includes 1,325,000 of currently exercisable warrants.
(2)	CSI Wireless holds and has the right to vote 1,931,745 shares of Common Stock and may receive up to 515,132 additional shares of Common Stock. The number of shares that will be issued to CSI Wireless in satisfaction of this right will be based on the performance of the assets acquired from CSI Wireless and cannot yet be determined. In the absence of a dispute between the parties, any such shares would be due to be issued on or before February 9, 2007.
(3)	This amount represents currently exercisable warrants.
(4)	The individual is a director of the Company.
(5)	The individual is a Named Executive Officer of the Company.
(6)	This Named Executive Officer’s employment with the Company began on October 24, 2006.

EXECUTIVE COMPENSATION

The following table sets forth certain information relating to compensation received by each of the Named Executive Officers for services rendered during each of the Company’s last three completed fiscal years.

						Long-Term
						Compensation	All
	Fiscal	Annual Compensation				Awards /	Other
Name	Year	Salary		Bonus		Options (1)	Compensation
Michael J. Boyle	2006	$300,000		$25,000		50,000	$35,436	(3)
President, Chief Executive Officer and Director	2005	51,923	(2)	-		175,000	-
Daniel D. Giacopelli	2006	$250,000		$25,000		55,000	$-
Chief Technology Officer	2005	250,000		50,000	(4)	-	-
Executive Vice-President and Director	2004	250,000		125,000	(4)	75,000	-
Jeffrey L. Herrmann	2006	$250,000		$25,000		55,000	$-
Chief Operating Officer	2005	235,000		50,000	(4)	-	-
Chief Financial Officer	2004	235,000		125,000	(4)	75,000	273,232	(5)
Executive Vice-President and Secretary
George S. Brody	2006	$175,000		$92,287	(6)	25,000	$-
Senior Vice-President	2005	140,000		186,153	(7)	-	-
	2004	125,000		127,608	(7)	5,000	-
Robert L. Deering	2006	$101,538	(8)	$10,519		15,000	$-
Chief Accounting Officer

(1)	Represents the number of shares of Common Stock underlying stock options granted during each fiscal year.
(2)	Executive’s employment began with the Company on August 1, 2005.
(3)	Amount represents moving expenses gross of applicable taxes.
(4)	Amount includes a retention bonus of $50,000.
(5)	Amount includes the value realized from stock option exercises.
(6)	Amount includes $59,670 of sales commissions.
(7)	Amount represents sales commissions.
(8)	Executive’s employment with the Company began on October 24, 2005.

Employment Contracts

Except for Mr. Boyle, none of the current Named Executive Officers has entered into a written employment agreement with the Company.

Effective August 1, 2005, the Company entered into an employment agreement with Mr. Boyle, pursuant to which Mr. Boyle agreed to serve as Director, President and Chief Executive Officer of the Company. Under the employment agreement, Mr. Boyle’s term of employment shall continue until terminated by either the Company or Mr. Boyle with at least 60 days prior notice. The employment agreement entitles Mr. Boyle to receive an annual base salary of $300,000. Mr. Boyle is also eligible under the employment agreement to receive a target annual incentive bonus of $150,000, $40,000 of which is payable in the amount of $10,000 per quarter, and $110,000 of which is payable annually. The annual bonus is paid one-half in Common Stock of the Company and one-half in cash. Payment of the bonus is dependent upon the achievement by Mr. Boyle’s quarterly and annual performance targets established by the Compensation Committee. If Mr. Boyle’s employment is terminated by the Company other than for cause, as defined in the employment agreement, Mr. Boyle will be entitled to receive upon termination a lump-sum severance payment in an amount equal to $300,000.

Mr. Giacopelli and Mr. Herrmann have severance agreements with the Company. The severance agreements entitle these Named Executive Officers to a severance payment of six months salary at the time of severance in the event of separation other than for cause, as defined in the severance agreement.

Option Grants
The following table sets forth information concerning option grants to Named Executive Officers during the fiscal year ended September 30, 2006.

		% of Total
	Number of	Options			Potential Realizable Value at
	Shares	Granted to			Asssumed Annual Rates of
	Underlying	Employees			Stock Price Appreciation
	Options	in Fiscal	Exercise	Expiration	for Option Term (1)
Name	Granted	Year	Price	Date	0%	5%	10%
Michael J. Boyle	50,000	6.0%	2.09	7/21/2012	$0	$35,540	$80,628
Daniel D. Giacopelli	15,000	1.8%	3.52	10/24/2011	0	17,957	40,738
Daniel D. Giacopelli	40,000	4.8%	2.09	7/21/2012	0	28,432	64,502
Jeffrey L. Herrmann	15,000	1.8%	3.52	10/24/2011	0	17,957	40,738
Jeffrey L. Herrmann	40,000	4.8%	2.09	7/21/2012	0	28,432	64,502
George S. Brody	7,500	0.9%	3.52	10/24/2011	0	8,979	20,369
George S. Brody	20,000	2.4%	2.09	7/21/2012	0	14,216	32,251
Robert L. Deering	10,000	1.2%	3.52	10/24/2011	0	11,971	27,159
Robert L. Deering	5,000	0.6%	2.09	7/21/2012	0	3,554	8,063

(1)	The dollar amounts under these columns are the result of calculations based on an assumed 5% and 10% annual rate of appreciation in the market price of the Company’s Common Stock over the terms of the options. These calculations are mandated by the Securities and Exchange Commission. We can provide no assurance that during the terms of the options the market price of the Company’s Common Stock will appreciate at the 5% or 10% assumed annual appreciation rates.

Option Exercise and Fiscal Year-End Option Values

The following table sets forth information concerning option exercises by Named Executive Officers during the fiscal year ended September 30, 2006, and the value of the Named Executive Officers’ option holdings as of September 30, 2006.

			Number of Unexercised		Value of Unexercised in the
			Options at Fiscal Year-End		Money Options (1)
	Shares Acquired	Value
Name	upon exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Michael J. Boyle	0	$0	58,333	166,667	$0	$4,000
Daniel D. Giacopelli	0	0	163,542	80,000	0	3,200
Jeffrey L. Herrmann	0	0	75,000	80,000	0	3,200
George S. Brody	0	0	23,333	29,167	0	1,600
Robert L. Deering	0	0	0	15,000	0	400

(1)	Represents the fair market value per share of the Company’s Common Stock on the last day of the fiscal year less the option exercise price for each of the options multiplied by the number of shares underlying each of the options. The fair market value per share was $2.17, based upon the closing sales price of the Company’s Common Stock on the last trading day of the fiscal year, as reported by the NASDAQ National Market System.

Ten-Year Option Repricings

The following table summarizes all stock options that have been repriced for past and present executive officers during the past ten years.

			Number of	Market			Original
			Securities	Price			Option Term
			Underlying	of Stock at	Exercise Price	New	Remaining
		Repricing	Options	Time of	at Time of	Exercise	at Date of
Name and Title		Date	Repriced	Repricing	Repricing	Price	Repricing
Kenneth E. Millard	(1)	10/28/1997	37,500	$12.25	$19.12	$12.25	8.5 Years
Kenneth E. Millard	(1)	10/28/1997	125,000	12.25	18.00	12.25	8.5 Years
Jeffrey L. Herrmann	(2)	10/28/1997	5,000	12.25	23.75	12.25	5.5 Years
Robert C. Montgomery	(1)	10/28/1997	18,750	12.25	19.12	12.25	5.5 Years
Robert C. Montgomery	(1)	10/28/1997	46,250	12.25	18.00	12.25	8.5 Years
Robert C. Montgomery	(1)	10/28/1997	6,250	12.25	20.00	12.25	8.5 Years
Robert C. Montgomery	(1)	4/17/1996	9,000	22.24	33.00	18.00	5.0 Years
S.W.R. (Sandy) Moore	(1)	10/28/1997	12,500	12.25	22.25	12.25	9.0 Years

(1)	Former executive officer who was not employed by the Company during fiscal year 2006. The options associated with each former officer were cancelled upon termination and are not outstanding. None of the options were exercised during the term that they were outstanding.
(2)	Current executive officer who was employed by the Company during fiscal year 2006. The options presented expired on October 28, 2003.

CERTAIN TRANSACTIONS

The Company has engaged in the following related party transactions. These transactions were effected at arms length and are no less favorable to the Company than they would have been if they involved unaffiliated third parties.

During the fiscal year 2006, the Company paid Mr. David C. Giacopelli $86,000 in compensation as part of his employment with the Company. Mr. Giacopelli is the brother of director and officer Daniel D. Giacopelli, and is employed by the Company under Daniel’s direct supervision.

On May 8, 2006, pursuant to an Asset Purchase Agreement between the Company, CSI Wireless Inc. and CSI Wireless LLC (collectively “CSI Wireless” or “CSI”), CSI Wireless exchanged substantially all of the assets of its fixed wireless telephone division business for cash and shares of Common Stock of the Company. In exchange for those assets, the Company (i) issued to CSI Wireless 1,931,745 shares of Common Stock, valued at $5.5 million as of the closing date, plus cash in the amount of $3.0 million, and (ii) assumed certain liabilities of CSI Wireless. Under the Asset Purchase Agreement, the Company also is obligated to issue to CSI Wireless up to 515,132 additional shares of Company Common Stock with respect to the period from March 31, 2006, through December 31, 2006, and up to 643,915 shares of Common Stock with respect to the period from May 1, 2006, through June 30, 2007. The actual amount of Company Common Stock issuable pursuant to these provisions depends on the achievement by the Company of performance targets with respect to the acquired assets. Finally, in connection with the transaction, the Company has a liability to CSI Wireless in the amount of $0.5 million as of September 30, 2006. This amount relates to a post-closing inventory adjustment, a post-closing working capital adjustment and related matters. Prior to the Company’s purchase of the fixed wireless division of CSI Wireless, CSI Wireless did not own any shares of the Company’s common stock. The Asset Purchase Agreement was negotiated on an arms’ length basis with the price approved by the Board of Directors of the Company.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee (the “Committee”) of the Board of Directors establishes the general compensation policies of the Company and specific compensation for each of the Company’s executive officers. The purpose of this report is to inform shareholders of the Company’s compensation policies for executive officers.

Compensation Philosophy
The Company has historically implemented a “pay for performance” compensation program for its executive officers. The compensation program is designed to motivate and reward executives responsible for attaining the financial objectives essential to the Company’s success, while at the same time allowing the Company to attract and retain high-caliber executives. The Committee believes that the Company’s compensation practices reward executives commensurately with their ability (i) to meet the Company’s established financial targets and other goals, through cash bonuses, and (ii) to drive increases in shareholder value, through stock options.

A central feature of the Company’s compensation program is its emphasis on objective performance incentives that put a substantial portion of executives’ total cash compensation at risk by tying it to the achievement of objective financial results. An additional important aspect of the Company’s compensation program is its use of stock options. The Committee believes that the use of stock-based incentives ensures that the executive’s interests are aligned with the long-term interests of the Company’s shareholders. Executives are thereby given the incentive not only to meet their annual performance objectives but also to achieve longer-term strategic goals. The Company utilizes market based salary surveys from independent sources and assesses individual performances to establish executive compensation levels.

Compensation Program
The key components of the Company’s compensation program are base salary, cash bonuses and stock options. The Committee is a standing committee currently composed of two directors, Mr. Ford and Mr. Wiley, both of whom are independent directors.

Base Salary. The Committee annually reviews the base salary of each executive officer.

Bonuses. Each executive of the Company is given a specified annual bonus target that they will receive if the annual financial objectives set by the Board of Directors are met and a specified quarterly bonus target that they will receive if quarterly task objectives set by the Board of Directors are met. These bonus targets represent a significant portion of overall compensation, 50% of base salary in the case of the CEO. In addition, the Committee has authority to award bonuses in its discretion, including retention bonuses.

Stock Options. Long-term incentives are provided through the Company’s Stock Option Plans. The Plans are administered by the Committee, which is authorized to award stock options to employees of the Company and its subsidiaries and non-employee directors of the Company.

Upon recommendation of the CEO, the Compensation Committee decided to provide merit base salary increase to non-executive employees during fiscal year 2006. Certain employees in this group were given market base salary increases. Employees in this group were also awarded stock option grants and given the continued opportunity to participate in applicable company bonus plans.

Also upon the recommendation of the CEO, with the exception of Mr. Brody, the Compensation Committee decided not to provide base salary increases to executive employees during fiscal year 2006. Executives were awarded stock option grants and given the continued opportunity to participate in applicable Company bonus plans. Additional details are included in the Executive Compensation table on page 7 of this proxy statement.

The CEO, Mr. Boyle’s compensation was established pursuant to an employment agreement dated August 1, 2005. During fiscal year 2006, Mr. Boyle received base salary pay of $300,000, bonus of $31,630 and was granted a stock option for 50,000 shares.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
Larry J. Ford, Committee Chairman
Kevin J. Wiley

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors has reviewed the audited financial statements of the Company for the fiscal year ended September 30, 2006 and discussed the audited financial statements with the Company’s management and Ernst & Young LLP, the Company's independent auditors. The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as currently in effect. The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, as currently in effect, has discussed with representatives of Ernst & Young LLP the independence of Ernst & Young LLP and has considered the compatibility of nonaudit services with the auditors’ independence. Based on the review and discussions described above, the Audit Committee has recommended to the Board of Directors that the audited financial statements for the fiscal year ended September 30, 2006 be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2006 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Brian J. Clucas, Committee Chairman
Larry J. Ford
Larry S. Barker

PERFORMANCE MEASUREMENT COMPARISON

The graph on page 12 compares total shareholder returns of the Company since September 30, 2001, to three indices: the NASDAQ Stock Market (U.S.) Index, the NASDAQ Telecommunications Index and the Research Data Group (RDG) Technology Composite Index. The total return calculations assume the reinvestment of dividends, although dividends have never been declared for the Company's stock, and are based on the returns of the component companies weighted according to their capitalizations as of the end of each monthly period. The NASDAQ Stock Market (U.S.) Index tracks the aggregate return of all equity securities traded on the NASDAQ National Market System (the NMS). The Research Data Group Technology Index tracks the aggregate return of technology companies, including electronics, medical and other related technology industries. The NASDAQ Telecommunications Index tracks the aggregate return of equity securities of telecommunications companies traded on the NASDAQ National Market System (the NMS).

The Company's Common Stock is traded on the NMS and is a component of the NASDAQ Stock Market (U.S.) Index. The Company’s stock price on the last trading day of its fiscal year, September 29, 2006, was $2.17. The latest stock price attainable prior to the printing of this Proxy Statement stock price was $3.63 on December 1, 2006.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG TELULAR CORPORATION, NASDAQ COMPOSITE INDEX,
THE NASDAQ TELECOMMUNICATIONS INDEX
AND THE RDG TECHNOLOGY COMPOSITE INDEX

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Mr. Ford and Mr. Wiley. No member of the Compensation Committee is now or has at any time been an officer or employee of the Company or any of its subsidiaries. No executive officer of the Company serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on a review of Forms 3, Forms 4, Forms 5 and any amendments thereto, all executive officers, directors and holders of more than 10% of the Company’s Common Stock reported all transactions in the Company’s Common Stock during fiscal year 2006 in timely filings with the Securities and Exchange Commission (SEC) as required under Section 16(a) of the Securities and Exchange Act of 1934.

Shareholder Proposals for Inclusion in Next Year’s Proxy Statement

Shareholder proposals submitted for inclusion in the proxy materials for the Company's next annual meeting of shareholders must be received by the Company no later than August 16, 2007, at the Company's principal executive offices. Shareholders who intend to present a proposal for the next annual meeting of shareholders without inclusion of such proposal in the Company’s proxy materials are required to provide notice of such proposal to the Company no later than November 5, 2007, at the Company's principal executive offices. All notices and shareholder proposals should be sent to: Telular Corporation, Attention: Secretary, 647 North Lakeview Parkway, Vernon Hills, Illinois 60061.

Independent Public Accountants

The Board of Directors has appointed Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending September 30, 2007. Ernst & Young LLP (E&Y) has audited the Company's financial statements since December 1992.

Audit and Non-Audit Fees

The following table presents fees for professional audit services agreed to by the Audit Committee and performed by E&Y for the audit of the Company’s annual consolidated financial statements for fiscal 2006 and 2005 and for the review of the Company’s interim consolidated financial statements for each quarter in fiscal 2006 and 2005 and for all other services performed in fiscal 2006 and 2005:

	Year Ended September 30,
	2006	2005
Audit Fees (1)	$360,000	$327,500
Audit-Related Fees	75,550	29,139
Tax Fees	42,000	50,658
All Other Fees	-	-
Total	$477,550	$407,297

(1) Audit Fees in both 2006 and 2005 included quarterly reviews of the Company’s consolidated financial statements.

The Audit Committee pre-approved 100% of the services described above. The Audit Committee’s current practice on pre-approval of services performed by the independent registered public accountants is to approve annually all audit services and, on a case-by-case basis, recurring permissible non-audit services to be provided by the independent registered public accountants during the fiscal year. The Audit Committee reviews each non-audit service to be provided and assesses the impact of the service on the independent registered public accountants’ independence. Representatives of E&Y are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

Other Matters

The Company knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

By Order of the Board of Directors

/S/ Jeffrey L. Herrmann
Executive Vice-President, Chief Operating Officer, Chief
Financial Officer and Secretary
Vernon Hills, Illinois
December 11, 2006

APPENDIX A

TELULAR CORPORATION
AUDIT COMMITTEE CHARTER
OCTOBER 30, 2006

This charter governs the operations of the Audit Committee (the “Committee”) of the Board of Directors of Telular Corporation (the “Company”).

Composition, Organization and Compensation

The Committee shall be composed of not less than three Directors, each of whom (i) meet the independence and experience requirements of The NASDAQ National Market (“NASDAQ”), Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (the “SEC”), (ii) shall not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years, and (iii) have no relationship that would interfere with the exercise of his or her independent judgment. If a Committee member ceases to be independent for reasons outside the member’s reasonable control, his or her membership on the Committee may continue until the earlier of the Company’s next annual shareholders’ meeting or one year from the occurrence of the event that caused the failure to qualify as independent.

Each of the Committee members shall be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement, at the time of his or her appointment to the Committee. At least one member of the Committee shall be an “audit committee financial expert” (as defined by applicable NASDAQ and SEC rules and regulations).

The Board of Directors has sole authority to appoint and remove members of the Committee. The Board may remove members of the Audit Committee from such committee at any time, with or without cause. Each member of the Committee shall serve a one-year term or shall serve until such member’s successor shall be duly elected and qualified.

The Board of Directors has authority to select a Chairman of the Committee. If the Board does not select a Chair of the Committee, the Committee shall elect a Chair by majority vote. The Chair of the Committee may be the incumbent Chairman or another member of the committee and must be independent as defined by NASDAQ rules.

The compensation of Committee members shall be as determined by the Board of Directors. No member of the Committee may receive more than $60,000 of compensation for services to the Company other than fees paid in his or her capacity as members of the Board of Directors or a committee of the Board of Directors.

Purpose

The purpose of the Committee is to assist the Board of Directors in fulfilling its oversight responsibilities. The Committee’s primary duties and responsibilities are to oversee:

  the integrity of the Company’s disclosure controls, its financial reporting process and systems of internal controls regarding finance, accounting and legal compliance;

  the independence and performance of the Company’s independent auditor (the “Independent Auditor”), which shall be a registered public accounting firm as defined in the Sarbanes-Oxley Act of 2002 (the “SOX Act”);

  compliance with ethics policies adopted by management and the Board of Directors; and

  the maintenance of open channels of communication among the Independent Auditor, management and the Board of Directors.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention appropriate to fulfilling its responsibilities and has full access to the Independent Auditor as well as all books, records, facilities, and personnel of the Company and the authority to retain, at the expense of the Company, special legal, accounting or other advisors it deems necessary or appropriate to carry out its responsibilities.

Responsibilities and Processes

The primary responsibility of the Committee is to oversee the Company’s accounting and financial reporting process including the annual audits of the annual financial statements and the review of the quarterly financial statements of the Company on behalf of the Board of Directors and report the results of its activities to the Board of Directors. Management is responsible for preparing the Company’s financial statements, and the Independent Auditor is responsible for auditing the annual financial statements and reviewing the quarterly financial statements.

The following are the principal functions performed by the Committee in carrying out its oversight responsibilities. This description is set forth as a guide, with the understanding that the Committee may supplement the description as appropriate.

Review Procedures

1.	The Committee shall review and reassess the adequacy of this charter periodically, as conditions indicate, but not less than annually, submit any proposed changes that it deems necessary or appropriate to the Board of Directors for its approval and have the charter published at least every three years in accordance with SEC rules and regulations.

2.	The Committee shall review the Company’s annual audited financial statements, the management’s discussion and analysis of financial performance disclosures, and other disclosures that contain financial statement information prior to filing or distribution. Such review shall include discussion with management and the Independent Auditor of significant issues, including changes in accounting principles, reporting standards, regulatory agency pronouncements, practices, judgments and any alternatives that have or may have in the future a significant impact on the consolidated financial statements of the Company.

3.	In consultation with the management and the Independent Auditor, the Committee shall: (a) consider the integrity of the Company’s financial reporting processes and controls; (b) discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures; and (c) review significant findings prepared by the Independent Auditor together with management’s responses.

4.	The Committee shall review with management and the Independent Auditor the Company’s quarterly financial results prior to the release of earnings and/or the Company’s quarterly financial statements prior to filing or distribution. The Committee shall discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the Independent Auditor in accordance with AICPA SAS 61.

5.	The Committee shall review earnings releases and earnings guidance issued by the Company for the purpose of ensuring that such press releases and guidance properly disclose financial information presented in accordance with generally accepted accounting principles (“GAAP”) and, to the extent pro forma or non-GAAP information is included, adequately disclose how such pro forma or non-GAAP information differs from the comparable GAAP information and that such pro forma or non-GAAP information is not given undue prominence, and to ensure that such press releases and guidance do not otherwise provide misleading presentations of the Company’s results of operations or financial condition.

6.	The Committee shall review with management and the Independent Auditor all significant litigation.

7.	The Committee shall establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

8.	The Committee shall provide sufficient opportunity for the Independent Auditor to meet privately with the members of the Committee and otherwise shall, from time to time as it deems appropriate, meet separately with management and the Independent Auditor as necessary to assure a smooth functioning of the annual audit and otherwise to fulfill it responsibilities.

9.	On at least an annual basis, the Committee shall review with the Company’s counsel, any legal matters that could have a significant impact on the organization’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

10.	The Committee shall consider the effectiveness of the Company’s internal control system, including information technology security and control.

11.	The Committee shall coordinate the Board of Director’s oversight of the Company’s internal accounting controls and the Company’s disclosure controls and procedures. The Committee shall receive and review the reports of the CEO and CFO required by Section 302 of the SOX Act (and the applicable rules thereunder) and Rule 13a-14 of the Exchange Act.

12.	The Committee shall establish, review, and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

13.	The Committee shall review all related-party transactions, defined by reference to transactions required to be disclosed under Item 404 of Regulation S-K on an ongoing basis and approve such transactions as appropriate.

14.	The Committee shall annually prepare a report to shareholders as required by the SEC. The report shall be included in the Company’s annual proxy statement.

15.	The Committee shall perform any other activities consistent with this charter, the Company’s by-laws, and governing law, as the Committee or the Board or Directors deems necessary or appropriate.

16.	The Committee shall engage and determine funding for such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Committee and to cause the Company to pay all other expenses incurred by the Committee in carrying out its duties.

17.	The Committee shall conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Committee or any advisors engaged by the Committee.

18.	The Committee is empowered to investigate any other matters brought to the Committee’s attention within the scope of its responsibilities.

19.	The Committee shall perform such other duties as may be delegated from time to time by the Board of Directors.

Independent Auditor

20.	The Committee is solely and directly responsible for appointing, evaluating, retaining and, when necessary, terminating the Independent Auditor. The Committee may, in its discretion, seek shareholder ratification of the Independent Auditor it appoints.

21.	The Committee shall require the Independent Auditor to report directly to the Committee, and the Committee shall have the sole and direct responsibility for overseeing the Independent Auditor, including resolution of any disagreements between Company management and the Independent Auditor regarding financial reporting. In connection with its oversight role, the Committee shall, from time to time as appropriate, obtain and review the reports required to be made by the Independent Auditor pursuant to paragraph (k) of Section 10A of the Exchange Act regarding:

  critical accounting policies and practices;

  alternative disclosures and treatments of financial information within generally accepted accounting principles that have been discussed with Company management, ramifications of the use of such alternative disclosures and treatments, and the disclosure and treatment preferred by the Independent Auditor; and

  other material written communications between the Independent Auditor and Company management.

22.	The Committee shall take, or recommend that the full Board of Directors take, appropriate action to ensure the independence of the independent auditor. This includes ensuring the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. It shall consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

23.	The Committee shall obtain and review a formal written statement from the Independent Auditor setting forth all relationships between the Independent Auditor and the Company, including disclosures required by Independence Standards Board Standard No. 1. The Committee shall actively engage in dialogue with the Independent Auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditors.

24.	The Committee shall be solely and directly responsible for setting the compensation of the Independent Auditor. The Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the Independent Auditor established by the Committee.

25.	The Committee shall pre-approve all audit services, which may entail providing comfort letters in connection with securities underwritings, and all non-audit services (other than de minimis non-audit services as defined by the SOX Act (and the applicable rules thereunder)) to be provided to the Company by the Independent Auditors. The Committee shall cause the Company to disclose in its SEC periodic reports the approval by the Committee of any non-audit services to be performed by the Independent Auditor.

26.	The Committee will review and evaluate the lead partner of the independent auditor team and shall establish hiring policies for partners and employees or former partners and employees of the Independent Auditor that satisfy all applicable laws and regulatory requirements.

27.	The Committee annually, in advance of the annual audit of the Company’s financial statements, shall review with the Independent Auditor the audit plan, including without limitation the adequacy of staffing and the compensation arrangements. Following completion of the annual audit, and prior to releasing the year-end earnings, the Committee shall meet with the Independent Auditor to review the results of the audit. The Committee shall also discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

28.	The Committee shall consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

29.	The Committee shall obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and (c) any steps taken to deal with any such issues.

Meeting and Minutes

The Committee shall hold meetings, in person or by telephone, at such times and with such frequency as it deems necessary to carry out its duties and responsibilities under this charter. The Committee shall hold at least four meetings per year either in person, by video conference or by telephone.

The Committee shall meet privately in executive session at least annually with management, the Independent Auditor, and as a Committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, shall communicate with management and the Independent Auditor quarterly to review the Company’s financial statements and significant findings based upon the auditors limited review procedures.

Special meetings of the Committee may be called by any member of the Committee, with notice of any such special meeting to be given in accordance with the Company’s Bylaws. A majority of the members of the Committee shall constitute a quorum for the transaction of business by the Committee. At the discretion of the Committee, other members of the Board of Directors and any officer or employee of the Company may be invited to attend and participate in meetings of the Committee. If approved by the Board of Directors, the Committee may delegate any of its responsibilities under this Charter to a subcommittee composed solely of members of the Committee.

The Committee also may act by unanimous written consent in accordance with the terms of the Company’s Bylaws.

Minutes of each Committee meeting and records of all other Committee actions shall be prepared by a secretary of the meeting designated by the Committee, and shall be retained with the permanent records of the Company.

Periodically, a report on the Committee’s activities shall be provided to the Board of Directors by the Chairman of the Committee (or, in the Chairman’s absence, by another member of the Committee).

APPENDIX B

     TELULAR CORPORATION
NOMINATING COMMITTEE CHARTER

Purpose
The Nominating Committee (the “Committee”) is appointed by and is intended to assist the Board of Directors of Telular Corporation. (the “Company”) in fulfilling its oversight responsibilities under the Nasdaq listing standards and Delaware law. The Committee shall be responsible for identifying individuals qualified to serve on the Board of Directors, consistent with criteria approved by the Board of Directors, and for selecting, or recommending that the Board of Directors select, a slate of director nominees for election by the stockholders of the Company at the annual meeting of the stockholders of the Company, in accordance with the Company’s Articles of Incorporation and Bylaws and with Delaware law.

Composition of the Committee
All of the members of the Committee shall be independent directors who meet the requirements of the Nasdaq listing standards and appointed by the Board of Directors on the recommendation of the then current Committee. The Chairman of the Committee shall be designated by the Board of Directors. In the absence of the Chairman, the members of the Committee may designate a chairman by majority vote. The Board of Directors may, at any time, remove one or more directors as members of the Committee and may fill any vacancy on the Committee. The Committee may form and delegate authority to subcommittees when appropriate.

Authority and Responsibilities

Nominating Function
At least annually, the Committee shall review with the Board of Directors the appropriate skills and characteristics required of Board of Directors members. The Committee is responsible for developing and implementing the screening process necessary to identify qualified candidates. As a part of its screening process, the Committee shall:

  evaluate a candidate’s independence from the Company’s management and other principal service providers and the effect of any relationships that might impair independence, e.g., business, financial or family relationships with the Company’s management or other service providers; and

  consider candidates proposed by the chief executive officer, by any director or by any stockholder, in accordance with procedures established by the Committee from time to time. The Committee may determine, from time to time, the advisability of retaining any search firm or consultant to assist in the identification and evaluation of candidates for membership on the Board of Directors. The Committee has the sole authority over decisions relating to the retention of a search firm or consultant, including decisions to retain or terminate any such search firm or consultant at the Company’s expense, and to approve the fees to be paid to such firm or consultant and all other retention terms.

Other Activities
The Committee shall perform any other activities consistent with this Charter, the Company’s Articles of Incorporation and Bylaws and governing law as the Committee or the Board of Directors deems necessary or appropriate. To these ends, the Committee shall have and may exercise all powers and authority of the Board of Directors to the extent permitted under the Delaware General Corporation Law.

Committee Meetings
The Committee shall meet at least one time per year and one such meeting shall be held at a time when the Committee can recommend a slate of nominees to the Board of Directors in connection with the annual meeting of stockholders. Other meetings may be held at the discretion of the Chairman of the Committee. Minutes of each of these meetings shall be kept. The Committee shall determine the agenda for its meetings. The Committee may invite other Board of Directors members, members of management and others to attend meetings and provide pertinent information and reports, as it deems necessary.

TELULAR CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS
JANUARY 30, 2007

The shareholders hereby appoint Michael J. Boyle and Jeffrey L. Herrmann, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Telular Corporation that the shareholder is entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM Central Time on January 30, 2007, at the Northbrook Hilton, 2855 North Milwaukee Avenue, Northbrook, Illinois 60062, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS.

PLEASE MARK, SIGN DATE AND RETURN THIS PROXY CARD PROMPTY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED ON THE REVERSE SIDE

TELULAR CORPORATION 647 N. LAKEVIEW PARKWAY VERNON HILLS, IL 60061

VOTE BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Telular Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Telular Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

TELULAR CORPORATION
A. Election of Directors
1. Directors recommend: A vote for election of the following nominees:	For Al	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write number(s) of the nominee(s) on the line below.
	0	0	0

01 – John E. Berndt	05 – Brian J. Clucas
02 – Larry J. Ford	06 – Lawrence S. Barker
03 – Michael J. Boyl	07 – Kevin J. Wiley
04 – Daniel D. Giacopelli

Signature [PLEASE SIGN WITHIN BOX]	Date

(Joint Owners) Signature	Date